EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Press Contact
Barbara Domingo	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1000	(678) 417-1767
investorinfo@aligntech.com	shannon@ethoscommunication.com

Align Technology Accelerates Vesting of Stock Options

Santa Clara, Calif. – October 11, 2005 – Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign®, a proprietary method of straightening teeth without wires and brackets, today announced that the Compensation Committee of the Board of Directors approved an accelerated vesting of all unvested stock options with exercise prices greater than $7.10 held by current employees and officers of the Company. The $7.10 price was 11 percent higher than the price at which Align Technology common stock traded on October 6, 2005, the date the Compensation Committee approved the acceleration plan. The accelerated options represent approximately 35 percent, or 3.8 million, of the total of all outstanding Align Technology options.

As a condition of the acceleration and to prevent executive officers from unintended personal benefit, the Company’s executive officers have agreed to refrain from selling common stock acquired upon the exercise of accelerated options until the original vesting date or, if earlier, the officer’s last day of employment or upon a change in control. Options held by non-employee directors of the Company are excluded from the accelerated vesting.

The primary purpose of the acceleration is to eliminate future compensation expenses associated with the accelerated options that the Company would otherwise recognize upon its planned adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Share-Based Payment (SFAS 123R), which becomes effective on January 1, 2006. As a result of the vesting acceleration, the Company estimates that approximately $15.2million in aggregate future expenses will be eliminated over the next four years.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

This news release contains forward-looking statements, including regarding the projected impact of FAS 123R and the effect of accelerating “underwater” options.  Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.   There can be no assurance that future FASB statements or rules, government action or other factors will not delay, limit, change or eliminate the expected expense to Align and other impacts of FAS 123R.  These and other risks are detailed from time to time in Align’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 3, 2005, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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